UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          January 20, 2015 (January 16, 2015)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9555 W. Sam Houston Parkway S., Suite 600, Houston, Texas	77099
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below in Item 2.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 16, 2015, we completed the sale of our creosote distribution business to Koppers Inc. (“Koppers”) pursuant to an asset purchase agreement. The transaction closed concurrently with the signing of the asset purchase agreement. Assets that were sold in the transaction included our EPA registrations for creosote, railcar, tank terminal and various customer agreements, and creosote inventory.  The purchase price for the assets was approximately $15.5 million, which included approximately $3 million in inventory.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this report, and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.34	Asset Purchase Agreement dated as of January 16, 2015 between the company, KMG-Bernuth, Inc. and Koppers Inc.

99.1	Press Release, dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Christopher T. Fraser	Date: January 20, 2015
Christopher T. Fraser,
President and Chief Executive Officer